[Stationery of Keating, Muething & Klekamp, P.L.L.]


GARY P. KREIDER
DIRECT DIAL:  (513) 579-6411
FACSIMILE:  (513) 579-6956
E-MAIL:  GKREIDER@KMKLAW.COM

                                June 30, 2000


Hemagen Diagnostics, Inc.
34-40 Bear Hill Road
Waltham, Massachusetts   02154

Gentlemen:

     We serve as your general counsel and are familiar with your Certificate of Incorporation, By-laws and corporate proceedings. On this basis, we have made an examination as to:

     1. The organization of Hemagen Diagnostics, Inc.;

     2. The legal sufficiency of all corporate proceedings of Hemagen in connection with the authorization and issuance of all presently outstanding and issued common stock of Hemagen; and

     3. The legal sufficiency of all corporate proceedings taken in connection with the authorization and issuance of 7,054,703 shares of Hemagen common stock and 2,601,800 warrants to purchase common stock (the "Warrants") to be included in a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission.

     Based upon such examination, we are of the opinion that:


     1. Hemagen is a duly organized and validly existing corporation under the laws of the State of Delaware;

     2. After conversion of Hemagen's 8% Senior Subordinated Secured Convertible Notes and exercise of the Warrants (each in accordance with their respective terms) the aforesaid 7,054,703 shares of Hemagen common stock will be validly authorized, legally issued, fully paid and nonassessable shares of Hemagen common stock free of any preemptive rights.


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     3. The aforesaid 2,601,800 Warrants are validly authorized,  legally issued and fully paid.

     We hereby consent to be named in the aforesaid Registration Statement and the prospectus part thereof as the attorneys who will pass upon legal matters in connection with the issuance of the aforesaid common stock and to the filing of this opinion as an exhibit to the Registration Statement and furthermore consent to references made to this firm in the Registration Statement.

                                  Yours truly,

                                  KEATING, MUETHING & KLEKAMP, P.L.L.


                                  BY:/s/ Gary P. Kreider
                                     ---------------------------------
                                         Gary P. Kreider